Exhibit 4.29

1.   Shipbroker



2.   Place and date

     Piraeus/New York, 4 April 2006

3.   Owners/Place of business (Cl. 1)

     Partankers III AS
     Dronning Mauds gate 3

     Norway

4.   Bareboat Charterers/Place of business

     Parnis Shipping Company Limited
     c/o Top Tanker Management Inc
     109-111 Messogion Avenue
     Athens, 115 26 Greece

5.   Vessel's name, call sign and lag (Cl. 1 and 3)

     MV "Stainless", call sign V7HI7, The Marshall Islands flag

6.   Type of Vessel

     Suezmax Tanker

7.   GT/NT

     80,569

8.   When/Where built

     1992, Samsung Heavy Industries, South Korea

9.   Total DWT (abt.) In metric tons on summer freeboard

     149,599

10.  Classification society (C1. 3)

     ABS

11.  Date of last special survey by the Vessel's classification society

     1 November 2002

12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. To Cl. 3)

     As at the time of delivery

13.  Port or Place of delivery (Cl. 3)

     At sea or any safe berth in safe port or safe anchorage

14.  Time for delivery (Cl. 4)

     Same as MOA date, see also Clause 33

15.  Cancelling date (Cl. 5)

     Same as MOA, see also Clause 34

16.  Port or Place of redelivery (Cl. 15)

     Safe berth in safe port worldwide, but subject clauses 20 and 50

17. No. of months' validity, of trading and class certificates upon redelivery (Cl. 15)

     6 months

18.  Running days' notice if other than stated In Cl. 4



19.  Frequency of dry-docking (Cl. 10(g))



20.  Trading limits (Cl. 6)

     World wide, always within Institute Warranty Limits

21.  Charter period (Cl. 2)

     See Clause 37

22.  Charter hire (Cl. 11)

     See Clause 38

23. New class and other safety requirements (state percentage of Vessel's insurance value acc. To Box 29)(Cl. 10(a)(II))

     See Clause 45

24.  Rate of interest payable acc. To Cl. 11(f) and, if applicable, acc. To PART
     IV

     See Clause 38.6

25.  Currency and method of payment (Cl. 11)

     See Clause 38

26.  Place of payment; also slate beneficiary and bank account (Cl. 11)

     See Clause 38

27.  Bank guarantee/bond (sum and place)((Cl. 24)(optional)

     See Clause 36.7

28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business)(Cl. 12)

     Clause 12(b) applies.

     USD 196,000,000 first priority mortgage to Nordea Bank Norge ASA, and Second Priority Mortgage in favour of the immediately previous owners of the Vessel, see Clause 40

29. Insurance (hull and machinery and war risks)(state value acc. To Cl. 13(f) or, if applicable, acc. To Cl. 14(k))(also state if Cl. 14 applies)

     See Clause 45

     MII and MAPI to be taken out by the Mortgagee, and premium to be paid 50/50 by Owners and Charterers

30. Additional insurance cover, if any, for Owners' account limited to (CI, 13(b) or, if applicable, Cl. 14(g)


31. Additional insurance cover, if any, for Charterers' account limited to (Cl. 13(b) or, if applicable, CI. 14(g))

     Charterers Interest Insurance and Charterers Loss of Hire

32.  Latent defects (only to be filled in if period other than stated in CI. 3)


33.  Brokerage commission and to whom payable (Cl. 14(g))


34.  Grace period (state number of clear banking days)(Cl. 28)

     See Clause 46.1.1

35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30)

     See Clause 30(a)

36.  War cancellation (indicate countries agreed)(Cl. 26(f))


37.  Newbuilding   Vessel  (indicate  with  "yes"  or  "no":  whether  PART  III applies)(optional)

     NO

38.  Name and place of Builders (only to be filled in if PART III applies)


39.  Vessel's Yard Building No. (only to be filled in if PART III applies)


40.  Date of Building Contract (only to be filled in if PART III applies)


41.   Liquidated damages and costs shall accrue to (state party acc. To Cl. 1)

     a)

     b)

     c)

42. Hire/Purchase agreement (indicate with "yes" or "no" whether PART IV applies)(optional)

     NO

43.  Bareboat  Charter   Registry   (indicate  "yes"  or  "no"  whether  PART  V
     applies)(optional)

     NO

44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies)

     NO

45.  Country of the Underlying Registry (only to be filled in if PART V applies)


46.  Number of additional clauses covering special provisions, if agreed)

     32 - 52

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART
II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in the Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of
PART I and PART II shall  prevail  over those of PART III and/or  PART IV and/or
PART V to the extent of such conflict but no further.


Signature (Owners)                              Signature (Charterers)


--------------------------------                --------------------------------

                                    PART II
                    "BARECON 2001" Standard Bareboat Charter

1.   Definitions

     In this Charter, the following terms shall have the meanings hereby assigned to them:

     The Owners' shall mean the party identified in Box 3;

     "The Charterers" shall mean the party identified in Box 4;

     " The Vessel" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

     "Financial Instrument" means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.

2.   Charter Period

     In consideration of the hire detailed in Box 22 the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ("The Charter Period").

3.   Delivery See Clause 32
     (not applicable when Part III applies, as indicated in Box 37)

     The  Vessel   shall  be   delivered   by  the  Owners  and  taken  over  by
     the.Charterers.at the port or place indicated in Box 13 in such ready safe berth as the Charterers may direct.

     (a)  Paragraph deleted.

     (b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.

     (c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under this Clause 3 and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.

4.   Time for Delivery
     (not applicable when Part Ill applies, as indicated in Box 37)

     The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers' consent. The Owners shall keep the Charterers closely advised of possible changes in the Vessel's position.

5.   Cancelling
     (not applicable when Part III applies, as indicated in Box 37)

6.   Trading Restrictions

     The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20. The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

     The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

     Notwithstanding any other provisions contained In this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

7.   Surveys on Delivery and Redelivery
     (not applicable when Part Ill applies, as indicated in Box 37)

     The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners and the Charterers shall share equally all expenses of the On-hire Survey including loss of time, if any, and of the Off-hire-Survey.

8.   Inspection

     The Owners and/or the Mortgagee shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:-

     (a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;

     (b) in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(a). The costs and fees for such inspection or survey shall be paid by the Charterers; and

     (c) for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.

     All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period. The Charterers shall also permit the Owners (or their appointed representatives) to inspect the Vessel's log books whenever requested and shall whenever required by the Owners and/or as required under Clause 44 & furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9.   Inventories, Oil and Stores

     A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Owners shall at the time of redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of redelivery. The Charterers shall-ensurdthat all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.

10.  Maintenance and Operation

     (a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l) if applicable, at their own expense they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

          (ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation, the cost of compliance shall be for the sole cost and account of the Charterers.

         (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

     The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

     (b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners. Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

     (c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

     (d) Flag and Name of Vessel - During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' and Mortgagee's consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time.

     (e) Changes to the Vessel - Subject to Clause 10(a)(ii) the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.

     (f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

     (g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State:, see also Clause 51.7.

11.  Hire See Clause 38

     (a) - (g) Paragraphs deleted

12.  Mortgage
     (only to apply if Box 28 has been appropriately filled in)

     (a)* paragraph deleted

     (b) The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

     *)   (Optional,   Clauses  12(a)  and  12(b)  are  alternatives;   indicate
          alternative agreed in Box 28).

13.  Insurance and Repairs See Clause 45

     (a)  During the  Charter  Period the  Vessel  shall be kept  insured by the
          Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be un-reasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and The Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.

     "The Charterers also to'remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

     All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers' account

     (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

     (c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument

     (d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the Insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause.

     (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

     (f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a) the value of the Vessel is the sum indicated in Box 29.

14.  Insurance, Repairs and Classification

     Paragraphs deleted

15.  Redelivery See also Clause 50

     At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16 in such ready safe berth as the Owners may direct The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's position shall be notified immediately to the Owners.

     The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within The Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.

     Subject to the provisions of Clause 10 the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted. The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16.  Non-Lien

     The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:

     "This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17.  Indemnity See Clause 39

     (a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

     Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

     (b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail. In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18.  Lien

     The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19.  Salvage

     All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20.  Wreck Removal

     In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21.  General Average

     The Owners shall not contribute to General Average.

22.  Assignment, Sub-Charter and Sale See Clause 41

     (a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.

     (b)  paragraph deleted

23.  Contracts of Carriage

*)   (a)  The  Charterers  are to procure that all  documents  issued during the
          Charter Period evidencing the terms and conditions agreed in respect of carnage of goods shall contain a paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

*)   (b)  paragraph deleted

*)   paragraph deleted

24.  Bank Guarantee
     (Optional, only to apply if Box 27 filled in)

     Paragraph deleted

25.  Requisition/Acquisition

     (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.

     (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".

26.  War

     (a) For the purpose of this Clause, the words 'War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

     (b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

     (c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

     (d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

     (e)  The Charterers shall have the liberty:

          (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

          (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

         (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

     (f)  paragraph deleted

27.  Commission

     Paragraph deleted

28.  Termination See also Clauses 46 and 47

     (a)  Charterers' Default

     The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:

          (i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34, (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners' notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;

          (ii) the Charterers fail to comply with the requirements of:

               (1) Clause 6 (Trading Restrictions)

               (2) Clause 13(al (Insurance and Repairs) provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;

         (iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in wilting so to do and in any event so that the Vessel's insurance cover is not prejudiced.

     (b)  Owners' Default

     If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

     (c)  Loss of Vessel

     This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

     (d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

     (e)  The  termination  of this  Charter  shall be without  prejudice to all
          rights   accrued  due  between  the  parties  prior  to  the  date  of termination and to any claim that either party might have.

29.  Repossession

     In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28 the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew shall be the sole responsibility of the Charterers.

30. Dispute Resolution

*)   (a)  This Contract  shall be governed by and  construed in accordance  with
          English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

     The  arbitration  shall be conducted in accordance with the London Maritime
     Arbitrators   Association  (LMAA)  Terms  current  at  the  time  when  the arbitration proceedings are commenced.

     The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the .14 days-specified,-the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

     Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

*)   (b)  paragraph omitted

*)   (c)  paragraph omitted

     (d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract. In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-

          (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

          (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ('the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

         (iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

          (iv) The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest

          (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the Conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

          (vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediators costs and expenses.

         (vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

     (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

     (e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.

     *)   Sub-clauses  30(a),   30(b)  and  30(c)  are  alternatives;   Indicate
          alternative agreed in Box 35.

31.  Notices See Clause 51

     (a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

     (b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.

                                                                  EXECUTION COPY


                               ADDITIONAL CLAUSES
               to the Bareboat Charter dated 4 April 2006 between
                 Parnis Shipping Company Limited (as Charterers)
                        and PARTANKERS HI AS (as Owners)
                                  in respect of
                                 M/V "Stainless"

32.  DEFINITIONS

32.1 In this Charter, unless the context otherwise requires, the following expressions shall have the following meanings:

        32.1.1 "Banking Day" means days on which banks are open for transaction of business of the nature required by this Charter in London, New York and Oslo;

        32.1.2 "Charter Hire" has the meaning given to it in Clause 38 of this Charter;

        32.1.3 "Charter Period" has the meaning given to it in Clause 37.1 of this Charter; 32.1.4 "Co-Ordination Agreement" means the agreement of even date herewith between the Mortgagee, the Charterers and the other Collateral Charterers acknowledged by the Owners whereby e.g. the Sellers rights and obligations under the Sellers' Credit Agreement will be subordinated and subject to the rights of the Mortgagee under the Loan Agreement;

        32.1.5 "Collateral Charters" means the bareboat charters of even date herewith between the Collateral Charterers and the Owners in respect of each of the Collateral Vessels;

        32.1.6 "Collateral Charterers" means the charterers of the Collateral Vessels (in each case as set out against the name of the relevant Collateral Vessel in the definition of Collateral Vessels herein);

        32.1.7 "Collateral Vessels" means the vessels set out below, each owned by the Owners and chartered to the Collateral Charterer set out below opposite the vessel's name:

                1.   MN "Faultless" - Parnasos Shipping Company Limited

                2.   MN "Stainless" - Parnis Shipping Company Limited

                3.   MN "Noiseless" - Imitos Shipping Company Limited

                4.   MN "Limitless" - Mytikas Shipping Company Limited

                5.   M/V "Endless"  - Litochoro Shipping Company Limited

        32.1.8 "Compulsory Acquisition" has the meaning giving to it in Clause 25(b);

        32.1.9  "Delivery Date" has the meaning given to it in Clause 33.2;

        32.1.10 "Event of Default" has the meaning given to it in Clause 46.1 of this Charter;

        32.1.11 "Guarantee" means the guarantee issued by Guarantor in favour of the Owners in the form enclosed as Exhibit 1 as security for the due performance of this Charter and all other Collateral Charters by the Collateral Charterers;

        32.1.12 "Guarantor" means Top Tankers Inc., a Marshall Islands corporation with registered office at Trust Company Complex, Ajeltake Island, P.O.Box 1405 Majuro, Marshall Islands 96960, having a branch office at 109-111 Messogion Av., Politia Centre, Bldg Cl, Athens 115 26, Greece;

        32.1.13 "Loan Agreement" means the loan agreement between the Owner and the Mortgagee in respect of the USD 180,600,000 loan provided for the purpose of financing, in part, the Owners' purchase of the Vessel and the "Collateral Vessels", together with the security documents executed or to be executed in connection therewith;

        32.1.14 "Managers" means Top Tanker Management Inc,, a Marshall Islands corporation with registered address at Trust Company Complex, Ajeltake Road,, Majuro, Marshall Islands 96960, having a branch office at 109-111 Messogion Av., Politia Centre, Bldg Cl, Athens 115 26, Greece;

        32.1.15 "MOA" means the memorandum of agreement of even date herewith made between the Charterers as sellers and the Owners as buyers in respect of the Vessel (as same may be amended from time to time);

        32.1.16 "Mortgage" means the first priority mortgage against the Vessel executed or to be executed by the Owners in favour of the Mortgagee as security for the Owners' obligations under the Loan Agreement and the Swap Agreement;

        32.1.17 "Mortgagee" means Nordea Bank Norge ASA, as agent on behalf of the banks having financed the Owners' purchase of the Vessel and the "other Collateral Vessels" and Nordea Bank Finland Plc as swap bank;

        32.1.18 "Multipartite Agreement" means the agreement between the Owners, the Sellers and other Collateral Charterers, and the Sub-Charterer providing for, inter alia, confirmation by the Sub-Charterer that it accepts (1) the Owners as new owners of the Vessel, (2) the Mortgagee and its security interest in the Vessel and (3) the step-in rights and other arrangements set out therein;

        32.1.19 "Seller" means the Charterers as seller under the MOA;

        32.1.20 "Sellers"   means  the  Charterers  and  the  other   Collateral
                Charterers as sellers under the relevant MOA relating to the relevant Collateral Vessels;

        32.1.21 "Sellers' Credit" means a retention in the amount of US$ 25,800,000 provided by the Sellers to the Owners as security for the Charterers' due and correct performance of all of its obligations under this Charter and for the other Collateral Charterers' obligations under the other Collateral Charters, or such amount thereof as may be outstanding from time to time, to be applied and reduced as more particularly set out in the Sellers' Credit Agreement;

        32.1.22 "Sellers' Credit Agreement" means the agreement entered into on the date hereof among the Sellers, the Charterers and all other Collateral Charterers and the Owners in respect of the Sellers' Credit;

        32.1.23 "Ship Management Agreement" means the ship management agreement to be entered between the Charterers and the Managers in respect of the Vessel;

        32.1.24 "Sub-Charterer" means none;

        32.1.25 "Swap Agreement" means an ISDA Master Agreement entered or to be entered into between the Owners and Nordea Bank Finland PLC, as amended from time to time, and confirmations of the transactions relating to hedging of interest exposure under the Loan Agreement made or to be made thereunder;

        32.1.26 "Total Loss" means (i) actual or constructive or compromised or arranged total loss of the Vessel or (ii) any Compulsory Acquisition.

32.2 The headings in this Agreement do not affect its interpretation.

33.  MOA AND DELIVERY

33.1 Subject to the Vessel being delivered to, and taken over by, the Owners pursuant to the MOA, the Charterers shall forthwith be deemed to have taken delivery of the Vessel under this Charter simultaneously with delivery by the Seller to the Owners pursuant to the MOA.

33.2 The date of delivery for the purpose of this Charter shall be the date (the "Delivery Date") when the Vessel is in fact delivered by the Seller to the Owners pursuant to the MOA, whether that be before or after the scheduled date under the MOA, and the Owners shall be under no responsibility for any delay whatsoever in delivery of the Vessel to the Charterers under this Charter.

33.3 The Charterers undertake that in the event the Vessel is not delivered and accepted under the MOA for any reason which is not attributable to any act or omission on part of the Owners, the Charterers will promptly upon the Owners' written demand reimburse the Owners in full (without set-off or counterclaim of any nature) for any cost or disbursement reasonably incurred by the Owners in respect of the contemplated transaction, including any costs incurred in respect of financing arrangements made in connection therewith.

33.4 Without prejudice to the provisions of Clause 33.2 above, the Owners and the Charterers shall on the Delivery Date sign a Protocol of Delivery and Acceptance evidencing delivery of the Vessel hereunder.

     The On-hire Survey referred to in Clause 7 hereof shall be for the purposes of ascertaining the condition of the Vessel at the time of delivery hereunder and shall not give rise to any right of the Owners to refuse to deliver, or the Charterers to refuse to accept, the Vessel hereunder, except that such On-hire Survey shall be of immediate relevance in determining the condition of the Vessel upon commencement of the Charter Period and, accordingly, in relation to the required condition of the Vessel upon redelivery pursuant to Clauses 15 and 50. The On-hire Survey shall include a list of mutually agreed spares and inventory pertaining to the Vessel on board and on shore. In connection with and as part of the On-hire Survey, the Owners shall be entitled to conduct an underwater inspection and the provisions of NSF'93 Clause 6 (b) and (c) shall apply correspondingly.

34.  CANCELLING

34.1 Should the MOA be cancelled or should the Vessel become a Total Loss prior to its delivery under the MOA, this Charter shall be cancelled forthwith without liability on the part of either party under this Charter except as expressly stated in the MoA or this Charter.

35.  TERMS OF DELIVERY

35.1 Subject to Clause 35.4 below, the Charterers - having owned and operated the Vessel for a considerable time, and therefore possessing first-hand knowledge about the Vessel and her specifications, performance and conditions in all respects - acknowledge and agree that the Owners make no condition, term, representation or warranty, express or implied (and whether statutory or otherwise) as to the title passed to Owners from the Seller, seaworthiness, merchantability, condition, design, operation, performance, capacity or fitness for use of the Vessel or as to the eligibility of the Vessel for any particular trade or operation or any other condition, term, representation or warranty whatsoever, express or implied, with respect to the Vessel. Delivery to the Charterers or (as the case may be) deemed delivery of the Vessel under this Charter shall be conclusive proof that, for the purposes of the obligations and liabilities of the Owners hereunder or in connection herewith, the Vessel is at that time seaworthy, in accordance with the provisions of this Charter, and in good working order and repair and without defect or inherent vice whether or not discoverable by the Charterers.

35.2 Subject to Clause 35.4 hereof, the Charterers hereby waive all their claims against the Owners howsoever and whensoever the same may arise at any time in respect of the Vessel or the Owners' title thereto as passed to the Owners from the Seller or rights therein or arising out of the operation or performance of the Vessel and the chartering thereof under this Charter (including in respect of the seaworthiness or otherwise of the Vessel).

35.3 The Charterers agree that the Owners shall be under no liability to supply any replacement vessel or any piece or part thereof during any period when the Vessel is unusable and shall not be liable to the Charterers or any other person as a result of the Vessel being unusable (unless such unusability is due to the Owners' fault).

35.4 Nothing contained in this Clause 35 shall be construed as a waiver of any rights or remedies of the Charterers at law or in equity against the Owners in respect of (a) any fraudulent or wilful misconduct of the Owners or (b) any failure on the part of the Owners to comply with any of the terms of this Charter or the MoA.

36.  CONDITIONS PRECEDENT

Notwithstanding anything to the contrary in this Charter, the obligations of the Owners to charter the Vessel to the Charterers under this Charter are subject to and conditional upon at the Delivery Date:-

36.1 delivery of the Vessel to the Owners by the Seller pursuant to the MOA; and

36.2 no Event of Default having occurred and continuing unremedied or unwaived, and no other event having occurred and continuing unremedied, which with the giving of notice and/or lapse of time would, if not remedied, constitute an Event of Default; and

36.3 each of the representations and warranties contained in Clause 43 of this Charter being true and correct in all material respects on the Delivery Date by a reference to the facts and circumstances then existing; and

36.4 the Owners having received evidence that the appointment of the Managers under the Ship Management Agreement has commenced; and

36.5 the Owners having received evidence that the Vessel is insured in accordance with the provisions of this Charter and that all requirements of Clauses 13 and 45 of this Charter in respect of such insurances have been complied with; and

36.6 the Owner's having received evidence that the first instalment of the Charter Hire (as defined in Clause 38.1) has been or will be paid as required in Clause 38.2; and

36.7 the Owners having received, all in such form and substance reasonably acceptable to the Owners and the Mortgagee:

        36.7.1  the Multipartite Agreement duly signed by the parties thereto;

        36.7.2  the Co-Ordination Agreement, duly signed by the parties thereto;

        36.7.3 the Seller's Credit Agreement, duly signed by the parties thereto;

        36.7.4 the Ship Management Agreement, duly signed by the parties thereto;

        36.7.5  the Guarantee, duly executed by the Guarantor,

        36.7.6  the Sub-Charter,  duly executed by the parties  thereto;

        36.7.7  legal  opinions  from counsel in respect of the laws of England,
                the  Marshall   Islands  and  Liberia  in  form  and   substance
                satisfactory to the Owners and the Mortgagee;

        36.7.8 a copy of the Document of Compliance of the Ship Manager, the Safety Management Certificate of the Vessel and the ISPS Code Ship Security Certificate for the Vessel; and

        36.7.9  such further documentation as may be agreed between the parties.

37.  CHARTER PERIOD

37.1 Subject to the terms of this Charter, the period of chartering of the Vessel hereunder (the "Charter Period") shall commence on the Delivery Date and shall terminate on the date which falls 84 months after the Delivery Date.

38.  CHARTER HIRE AND SECURITY

38.1 The Charterers shall, throughout the Charter Period, pay charter hire (the "Charter Hire") to the Owners at a rate of USD 23,450 net per day, 365 days per year.

38.2 The Charterers shall pay Charter Hire due to the Owners punctually in accordance with the terms of this Charter. The Charter Hire shall be paid monthly in advance with the first instalment falling due on the Delivery Date.

38.3 Notwithstanding anything to the contrary contained in this Charter, all payments by the Charterers hereunder (whether by way of hire or otherwise) shall be made as follows:-

        38.3.1 On the relevant Payment Date, or, if the Payment Date shall not be a Banking Day, on the next following Banking Day unless, in the case the Payment Date falls in the following calendar month, the immediately preceding Banking Day; and

        38.3.2 In USD in funds with the same day value to the Owners' account no. 6012.04.43855 with the Mortgagee, under reference "Faultless Charter Hire", or such other bank account as may be advised to the Charterers by the Owners by not less than 10 Banking Days' prior written notice.

        38.3.3 Final payment of Charter Hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the numbers of days and hours remaining before redelivery and advance payment to be effected accordingly.

38.4 All payments under this Charter shall be made without any discount, set-off or counterclaim whatsoever, and free and clear of any bank charges and/or any withholding or deduction for, or on account of, any present or future income, freight, stamp and other taxes, levies, imposts, duties, fees, charges, restrictions or conditions of any nature. All payments shall be made free and clear of, and without deduction for or on account of any present or future taxes or duties of any nature now or hereafter imposed. It the Charterers are required by any authority in any country to make any withholding or deduction from any such payment, the sum due from the Charterers in respect of such payment will be increased to the extent necessary to ensure that, after the making of such withholding or deduction the Owners receive a net sum equal to the amount which it would have received had no such deduction or withholding been required to be made.

38.5 The Charterers' obligation to pay Charter Hire in accordance with the requirements of this Clause 38 shall, subject to Clauses 28 (d) and 45.3, be absolute, irrespective of any contingency or cause whatsoever, which would or might, but for this provision, have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter, including (but not limited to):

        38.5.1 any set-off, counterclaim, recoupment, defence or other right which the Charterers may have against the Owners or any other person; or

        38.5.2 any unavailability of the Vessel for any reason, including (but not limited to) any lack of or invalidity of title or any other defect in the title passed on to them from the Sellers, the condition, design, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade or for documentation under the laws of any country (except if a defect in any such documentation is due to the fault of the Owners and the Charterers have notified the Owners of the defect in documentation which has remained unremedied for a period of 15 days after notice was given) or any damage to the Vessel; or

        38.5.3 any failure or delay on the part of the Owners whether with or without fault on their part, in performing or complying with any of the terms or covenants hereunder.

38.6 In the event of failure by the Charterers to pay on the due date for payment thereof, or in the case of the sum payable on demand, the date of demand therefore, any Charter Hire or other amount payable by them under this Charter, the Charterers will pay to the Owners interest on such Charter Hire or such other amount from the date of such failure to the date of actual payment (both before and after any relevant judgment or winding up of the Charterers) at the rate determined by the Owners and certified by them to the Charterers (such certification to be conclusive in the absence of manifest error) to be the aggregate of (i) three per centum (3%) and
     (ii) the London Interbank Offered Rate for USD deposits of not more than one (1) month's duration (as such rate is from time to time quoted by leading banks in the London Interbank Market to the Mortgagee). The interest payable by the Charterers as aforesaid shall be compounded at such intervals as the Owners shall determine and shall be payable on demand. Payment of interest due under this sub-clause shall be made within seven
     (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

     Any interest payable under this Charter shall accrue from day to day and shall be calculated on the actual number of days elapsed and a three hundred and sixty (360) day year.

38.7 As security for the Charterers' performance of their obligations under this Charter, the Charterers shall procure that the Guarantee be issued by the Guarantor in favour of the Owners.

39.  INDEMNITY

39.1 Subject to the terms of this Charter and in particular Clause 39.2 hereof, the Charterers agree at all times to indemnify and keep indemnified the Owners against:

        39.1.1 any costs, charges, or expenses which the Charterers have agreed to pay under this Charter and which shall be claimed or assessed against or paid by the Owners; and

        39.1.2 all losses, costs, charges, expenses, fees, payments, liabilities, penalties, fines, damages or other sanctions of a monetary nature (collectively, "Losses") suffered or incurred by the Owners and arising during the tenure of the Charter or in relation to the Charter in any manner out of the design, manufacture, delivery, non delivery, purchase, importation, registration, ownership, chartering, sub-chartering, possession, control, use, operation, condition, maintenance, repair, replacement, refurbishment, modification, overhaul, insurance, sale or other disposal, return or storage of or loss of or damage to the Vessel or otherwise in connection with the Vessel (whether or not in the control or possession of the Charterers) including but not limited to those Losses described in Clause 39 and including any and all claims in tort or in contract by any sub-charterer of the Vessel from the Charterers or by the holders of any Bills of Lading issued by the Charterers, except and to the extent directly caused by the default of the Owners; and

        39.1.3 all Losses suffered or incurred by the Owners which result from claims which may be made during the tenure of the Charter or in relation to the Charter on the ground that any design, article or material of or in the Vessel or the operation or use thereof constitutes or is alleged to constitute an infringement of patent or copyright or registered design or other intellectual property right or any other right whatsoever; and

        39.1.4 all Losses suffered or incurred by the Owners and/or the Mortgagee during the tenure of this Charter in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel there from provided that such events are not caused by Owners' default, and

        39.1.5 all Losses suffered or incurred by the Owners with respect to or as a result of the presence, escape, seepage, spillage, leaking, discharge or migration from the Vessel of oil or any other hazardous substance during the tenure of this Charter, including without limitation, any claims asserted or arising under the US Oil Pollution Act of 1990 (as same may be amended and/or re-enacted from time to time hereafter) or similar legislation, regardless of whether or not caused by or within the control of the Charterer; and

        39.1.6 all Losses suffered or incurred by the Owners and/or their respective officers or members of management board and/or the Mortgagee or any of the other financial institutions which are party to the Loan Agreement, as a consequence of any violation by the Charterers or any sub-charterer of U.S. law or any other laws pursuant to which the Vessel and/or her trading or operations shall be subject from time to time; and

        39.1.7 any reasonable Losses incurred or suffered by the Owners in liquidating, employing or prepaying funds acquired or borrowed to purchase or finance or refinance the Vessel following any default in payment hereunder or the occurrence of any Event of Default.

39.2 If, under any applicable law, whether as a result of judgment against the Charterers or the liquidation of the Charterers or for any other reason, any payment to be made by the Charterers under or in connection with this Charter is made or is recovered in a currency other than the currency (the "currency of obligation") in which it is payable pursuant to this Charter then, to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Charter, the Charterers shall as a separate and independent obligation, fully indemnify the Owners against the amount of the shortfall; and for the purposes of this sub-clause "rate of exchange" means the best rate at which the Owners are able on the relevant date to purchase the currency of obligation with the other currency.

39.3 The indemnities contained in this Clause 39, and each other indemnity contained in this Charter, shall survive any termination or other ending of this Charter and any breach of, or repudiation or alleged repudiation by, the Charterers or the Owners of this Charter but the indemnity contained in this Clause 39 hereof shall not apply if and to the extent that the relevant cost, charge, expense or Loss arises as a result of (i) any act, neglect or default of or by any person (other than the Charterers) subsequent to the redelivery of the Vessel to the Owners pursuant to Clause 15 hereof or any other provision of this Charter or (ii) any fraudulent or wilful misconduct or recklessness of the Owners, or any failure on the part of the Owners to comply with any of the terms of this Charter or the MOA which can reasonably be deemed to be of a material nature in the context of the transaction and which the Owners have failed to remedy within 14 days following the Charterers' written notice thereof, or (iii) any encumbrance, mortgage, charge, lien or other security interest whatsoever over the Vessel in respect of a debt, liability or other obligation of the Owners (other than any such arising from or in connection with the use or operation of the Vessel by the Charterers).

39.4 All moneys payable by the Charterers under this Clause 39 shall be paid on demand within five Banking Days from receiving the Owner's written demand in relation thereto.

40.  MORTGAGES

40.1 The Owners warrant that they have not effected any mortgage(s) other than to the Mortgagee and to the Seller stated in Box 28 and that they shall not effect any other mortgages(s) without the Charterers' prior consent, which shall not be unreasonably withheld or delayed.

40.2 The Charterers agree with the Owners that the Owners may assign this Charter to the Mortgagee, and shall procure that the Charter Guarantors agree that the Owners may assign its rights under the Charter Guarantees to the Mortgagee.

41.  OWNERS' TRANSFER OF VESSEL - CHARTERERS' SUB-CHARTERING

41.1 The Owner or the Mortgagee may change the registered ownership of the Vessel by way of a sale or otherwise subject to the Charterers' prior approval, which shall be granted provided that (i) this Charter is continued on identical terms, and (ii) the change is not reasonably likely to cause negative consequences for the Charterers as to economic or competitive relationships.

41.2 The Charterers agree and undertake to enter into any such usual documents as the Owners or the Mortgagee shall reasonably require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) pursuant to Clause 41.1 above, any costs or expenses whatsoever arising in relation thereto to be borne by the Owners.

41.3 The Charterers shall, subject to (i) no Event of Default having occurred and being continuing or (ii) any other restriction set out herein, be entitled to let the Vessel by way of time or voyage charter to any person other than the Sub-Charterer upon the expiry of the Sub-Charter provided that;

     (i) any such sub-charter shall not relieve or discharge the Charterers from any of their obligations contained in this Charter; and

     (ii) any such sub-charter shall make reference to the fact that the Charterers have chartered the Vessel from the Owners, and no such charter shall be of a duration which expires, or which by virtue of any optional extensions therein contained could expire after the last day of the Charter Period;

    (iii) the Owners and its financiers shall have afforded step-in rights to any sub-charter with a duration (including options) of more than 12 months, which right shall be documented by way of an agreement based on the format of the Multipartite Agreement; and (iv) the Charterers will promptly notify the Owners of any such sub-chartering.

     In no event may the Charterers demise charter (sub-bareboat charter) the Vessel to any party without the Owners' prior written consent, which consent shall not be unreasonably withheld.

41.4 Any registration of this Charter in any Ship Register shall require the prior mutual agreement between the Owners and the Charterers and the prior written consent of the Mortgagee.

42.  FLAG

42.1 The Vessel shall upon the Delivery Date be registered in the name of the Owners under Marshall Islands flag provided always that the Owners shall, at any time following the Delivery Date, be entitled to transfer the flag of the Vessel to such other registry as the Owners may select (subject always to the Charterers' prior written consent, which consent shall not be unreasonably withheld considering consequences for the Charterers as to economic or competitive relationships). The Charterers may request the Owners to change flag at the Charterers' cost, which consent shall not be unreasonably withheld by the Owners, subject to acceptance thereto having been obtained from the Mortgagee.

42.2 All costs and expenses arising in connection with the initial registration of the Vessel in the name of the Owners under the Marshall Islands flag or in connection with the maintenance of such registration shall be borne by the Owners and, if and to the extent from time to time paid by the Charterers, shall be reimbursed by the Owners to the Charterers upon demand.

43.  REPRESENTATIONS AND WARRANTIES

43.1 The Charterers acknowledge that the Owners have entered into this Charter in full reliance on representations by (i) the Guarantor as set out in the Guarantee and (ii) the Charterers in the following terms; and the Charterers now warrant to the Owners that the following statements are, at the date hereof, and on the Delivery Date as if made with reference to the facts and circumstances existing on such date, will be, true and accurate:-

        43.1.1 the Charterers are duly incorporated and validly existing under the laws of Marshall Islands; and

        43.1.2  the Charterers are the wholly-owned subsidiary of the Guarantor;

        43.1.3 this Charter constitute the legal, valid and binding obligations of the Charterers, enforceable in accordance with its terms; and

        43.1.4 the Charterers have the power to enter into and perform its obligations under this Charter; and

        43.1.5 all consents, licences, approvals and authorisations required in connection with the Charterers' entry into, performance, validity and enforceability of this Charter have been obtained and are, or will prior to the Delivery Date be, in full force and effect; and

        43.1.6 no litigation, arbitration or administrative proceeding is taking place against the Charterers or against any of the assets of, the Charterers which is likely to be adversely determined and, if adversely determined, would have a material adverse effect on the Charterers' ability to perform their obligations under this Charter; and

        43.1.7 no Event of Default (as defined in Clause 46.1 hereof) of which they are aware, and no event of which they are aware which with the giving of notice and/or lapse of time and/or relevant determination would constitute an Event of Default, has occurred and is continuing.

43.2 The Owners acknowledge that the Charterers have entered into this Charter in full reliance on representations by the Owners in the following terms; and the Owners now warrant to the Charterers that the following statements are, at the date hereof, and on the Delivery Date as if made with reference to the facts and circumstances existing on such date, will be, true and accurate:-

        43.2.1 the Owners are duly incorporated and validly existing under the laws of Norway as a limited liability company; and

        43.2.2 this Charter constitute the legal, valid and binding obligations of the Owners, enforceable in accordance with its terms; and

        43.2.3 the Owners have the power to enter into and perform its obligations under this Charter; and

        43.2.4 all consents, licences, approvals and authorisations required in connection with the Owners' entry into, performance, validity and enforceability of this Charter have been obtained and are, or will prior to the Delivery Date be, in full force and effect; and

        43.2.5 no litigation, arbitration or administrative proceeding is taking place against the Owners or against any of the assets of, the Owners which is likely to be adversely determined and, if adversely determined, would have a material adverse effect on the Owners' ability to perform their obligations under this Charter.

44.  UNDERTAKINGS

     The Charterers undertake and agree that throughout the Charter Period they will:-

44.1 Provide to the Owners;

        44.1.1 their audited annual financial statements as soon as available and in no event later than 120 days after the end of their financial year; and

        44.1.2 copies of all class records, class certificates and survey reports prepared by the classification society pertaining to the Vessel as soon as practicable after their issue and in any event updated copies every six months; and

        44.1.3 at any relevant time, copies of any inspection and/or management reports obtained or prepared by the Charterers or the Managers in respect of the Vessel, which reports shall be prepared and submitted at least twice per calendar year.

44.2 Not repudiate or terminate, nor permit the repudiation or termination of, the Ship Management Agreement or the Sub-Charter nor, without the prior written consent of the Owners (such consent not to be unreasonably withheld), amend or vary the terms of, or permit or suffer any material amendment or variation of the terms of, the Ship Management Agreement or the Sub-Charter without the Owners' consent.

44.3 Procure that the Vessel is classified and maintained free of recommendations or conditions of class with the classification society indicated in Box 10, or with such other classification society as shall be acceptable to the Owners and the Mortgagee, and at all times comply with the rules and regulations of the classification society.

44.4 At all times ensure compliance in all material respects with all applicable environmental laws and all other laws and regulations, in each case as relating to the Vessel wherever the Vessel might be trading and the operation and management thereof, and take all reasonable precautions to ensure that the crews, employees, agents or representatives of the Charterers at all times comply with such environmental laws and other applicable laws. Also, the Charterers will ensure that US Voyage Declarations, where applicable, are submitted in a timely fashion in accordance with the P&1 terms of cover and that a Certificate of Financial Responsibility (COFR) is obtained before trading in the United States.

44.5 At  all  times  ensure   compliance  in  all  material  respects  with  all
     international conventions, codes and regulations, including the International Convention for Safety of Life at Sea (SOLAS) 1974 (as adopted, amended or replaced from time to time), the STCW 95, the ISM Code and the ISPS Code (as each such term is defined in the relevant amendments to SOLAS), in each case as relating to the Vessel and the operation and management thereof, and ensure such compliance by the Manager and any other company (with the prior consent of the Owners) performing ship management services in respect of the Vessel on behalf of the Charterers.

44.6 Obtain and promptly renew from time to time, and, whenever so reasonably required, promptly furnish certified copies to the Owners of, all such authorisations, approvals, consents and licences as may be required under any applicable law or regulation to enable the Charterers to perform their obligations under this Charter or required for the validity or enforceability of this Charter, and the Charterers shall in all material respects comply with the terms of the same.

44.7 Ensure that any new charter arrangement entered into following the expiry or termination of the Sub-Charter provides for step-in rights for the currently envisaged in the Multipartite Agreement;

44.8 Notify the Owners forthwith by letter, or in case of urgency, by telefax or e-mail of:

        44.8.1 any accident to the Vessel involving repairs, the cost of which is likely to exceed USD 250,000 (or the equivalent in any other currency); or

        44.8.2 any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss; or

        44.8.3 any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel; or

        44.8.4 details of any action, suit, proceeding, litigation or dispute for an amount of USD 250,000 or more against itself before any court, board of arbitration or other body, which, in either case, could or might result in any material adverse change in the business or condition (financial or otherwise) of the Charterer, when the same is instituted or threatened; or

        44.8.5 any breach of any applicable laws or regulations relevant to the maintenance and operation of the Vessel.

44.9 Notify the Owners in writing of any Event of Default of which they are aware (or an event of which they are aware which, with the giving of notice and/or lapse of time, would constitute an Event of Default and which is not likely to be remedied before becoming an Event of Default).

44.10 Upon the Owners' request provide information regarding the Vessel's trading patterns and employment.

45.  INSURANCES, TOTAL LOSS AND COMPULSORY ACQUISITION

45.1 The Charterers undertake to the Owners that throughout the Charter Period:-

        45.1.1 all insurances to be effected by the Charterers pursuant to this Charter shall be effected and maintained by the Charterers;

          (i) in the joint names of the Owners and the Charterers, or otherwise as they may agree;

          (ii) in an amount of hull and machinery and war risks cover set out in Clause 45.2 (or such other amount as may be agreed from time to time between the Charterers and the Owners, or the Mortgagee; as their assignee);

         (iii) so that the protection and indemnity risks include, in the case of oil pollution liability risks, cover for an aggregate amount equal to the highest level of cover available from time to time under the basic P&I Club entry policy (currently one billion United States Dollars);

          (iv) upon standard UK or Norwegian terms and by policies and/or entries in such forms as shall from time to time be approved in writing by the Owners and the Mortgagee; and

          (v) through first class/Lloyd's brokers and with such reliable and first class security companies/underwriters, war risks and I.G.A P&I Associations as shall, in each case, from time to time be approved in writing by the Owners and the Mortgagee, such approval not to be unreasonably withheld;

        45.1.2 all such insurances shall be renewed by the Charterers at least fourteen (14) days before the relevant policies or contracts expire and the approved brokers and/or the approved insurers shall promptly confirm in writing to the Owners and the Mortgagee as and when each such renewal is effected and, in the event of any renewal not being effected by the Charterers as aforesaid, shall notify the Owners forthwith;

        45.1.3 the Charterers shall pay punctually all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so reasonably required by the Owners or the Mortgagee provided there is no genuine dispute and subject always to the Charterers' obligation to maintain the Vessel insured at all times as required by this Charter and/or the Multipartite Agreement;

        45.1.4  the   Charterers   shall  arrange  for  the  execution  of  such
                guarantees  by  any   protection  and  indemnity  or  war  risks
                association as may from time to time be required;

        45.1.5 the Charterers shall procure that the policies and/or entries in respect of the insurances against marine and war risks are, in each case, endorsed with the interest of the Owners and the Mortgagee to the effect that:

               (i) payment of a claim for a Total Loss of the Vessel will be made to the Mortgagee as mortgagee and as the Owners' assignee (until such Mortgage has been discharged, after which to the Owners) and, if applicable, to the Charterers in respect of any additional coverage taken out by him in accordance with box 31 above,; and

               (ii) payment in  respect of a claim  which is not a Total Loss of the Vessel shall, subject to the proviso hereto and subject to the prior written consent of the Mortgagee, be made to the Owners who shall apply the same by making payment to the Charterers as reimbursement of costs and expenses incurred to make good the loss and fully repair all damage and otherwise maintaining the Vessel in accordance with their obligations hereunder as evidenced by invoices or other evidence reasonably acceptable to the Owner and the
                    Mortgagee provided however (a) that such claims as are payable in respect of a hull & machinery minor casualty (that is to say a claim or the aggregate of the claims does not exceed fivehundredthousand dollars (US$ 500,000) inclusive of any deductible (or the equivalent in any other currency)) shall be paid to the Charterers without the prior written consent of the Mortgagee and (b) that all such sums shall be payable as aforesaid only until such time as the Owners may otherwise direct to the contrary following notice of termination having been given under the Charter whereupon all such sums shall be paid to the Owners or to the Mortgagee as the Owners' assignee and loss payee;

        45.1.6 the Charterers shall procure that the entries in respect of protection and indemnity risks shall provide for moneys payable thereunder to be paid either:

               (i) to the person to whom was incurred the liability in respect of which the relevant money was paid or, unless and until the Owners or the Mortgagee shall direct (following the occurrence of any Event of Default which continues unremedied and/or unwaived) that they shall be paid to the Owners or to the Mortgagee; or

               (ii) to the Charterers in reimbursement  for any payment properly made by the Charterers to a third party;

        45.1.7 the Charterers shall procure that copies of all cover notes, conditions and certificates of entry are furnished to the Owners and the Mortgagee for their custody;

        45.1.8 the Charterers shall procure that the interest of the Owners as owner of the Vessel and of the Mortgagee as mortgagee of the Vessel and as assignee of the Owners' interest in the insurances and loss payee of all insurance proceeds (other than under any insurances taken out pursuant to box 31 above, if applicable) shall be recorded on all policies and shall be confirmed to the Owners and the Mortgagee in conformity with applicable market practice and with the reasonable requirements of the Owners and the Mortgagee;

        45.1.9 the Charterers shall not do any act or permit or suffer any act to be done whereby any insurance required as aforesaid shall or may be suspended, invalidated, cancelled or become defective;

        45.1.10 without prejudice to the Charterers' obligation to keep the Vessel in repair regardless of whether insurance proceeds shall have first been received, the Charterers shall apply all such sums receivable in respect of the insurances as are paid to the Charterers in accordance with the terms of Clause 45.1.5 for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance moneys shall have been received;

        45.1.11 the Charterers shall not make any alteration to any of the insurances referred to in this Clause without the prior written approval by the Owners and the Mortgagee, which shall not be unreasonably withheld, and shall not make, do, consent or agree to any act or omission which might render any such instrument of insurance invalid or unenforceable or render any sum payable thereunder repayable in whole or in part; and

        45.1.12 if the Owners or the Mortgagees receive payment of insurance proceeds in respect of insured repairs that have already been carried out at the Charterers' expense or in respect of insured liabilities that the Charterers have duly paid to third parties in agreement with this Charter, they shall without undue delay pay the same to the Charterers, whether or not notice of termination has been given under this Charter but subject always to any right of set-off the Owners may have.

45.2 Notwithstanding anything to the contrary contained in this Charter, the Vessel shall be kept insured throughout the Charter Period in respect of hull and machinery and war risks for an amount not less than the greater of
     (A) 100% of the market value of the Vessel determined as the average of valuations obtained from two of any of the following ship brokers Clarksons, Fearnleys, Barry Rogliano Salles, Howe Robinson, and R.S. Platou, one to be appointed by the Owners and the other to be appointed by the Charterers, on the basis of the Vessel being charter-free, ready for prompt delivery (the "Market Value") which Market Value shall be determined annually and (B) the amounts specified in column (b) in the table set out below in respect of the yearly period during the Charter Period specified in columns (a) against such amount (which insurance amount is hereinafter referred to as the "Minimum Insured Value"). The hull and machinery basis of the insurance (as opposed to the hull interest /increased value or total loss only basis for the insurance) shall be not less than 80% of the Market Value or the Minimum Insured Value as the case may be.

             (a)                                  (b)
     Twelve-monthly Period            Minimum Insured Value (USD)
     ---------------------            ---------------------------

          0-12                                51,600,000
         12-24                                48,051,500
         24-36                                41,923,000
         36-48                                35,794,500
         48-60                                29,666,000
         60-72                                23,537,500
         72-84                                17,409,000

45.3 Notwithstanding anything to the contrary contained in this Charter, if the Vessel shall become a Total Loss, or is missing (and a notice of abandonment has been sent to insurers), Charter Hire shall cease from the date when she was lost or, in the case where the Vessel is missing, from the date when a notice of abandonment is sent to insurers provided however that:

        45.3.1 in circumstances where any moneys are due to the Owners under this Charter, the Charterers' said obligation to pay Charter Hire shall continue until the Owners (or the Mortgagee as their assignee) shall have received a net amount equal to the aggregate of

               (i)  all accrued and due Charter Hire which is then unpaid; and

               (ii) other moneys (including,  without limitation,  any interest)
                    owing by the Charterers to the Owners under this Charter as at the date of such receipt; and

        45.3.2 in circumstances where Charter Hire has been paid in advance, such Charter Hire shall be adjusted accordingly.

        45.3.3 if, in the event that, upon the occurrence of a Total Loss, or circumstance giving rise to a notice of abandonment being sent to insurers, the Owners (or the Mortgagee in its capacity as loss payee) shall, for any reason, not have received out of the insurance proceeds or compensation amounts (if any) the Minimum Insured Value within one hundred and twenty (120) days (or such longer period as the Mortgagee may agree) following the occurrence of such Total Loss or the giving of such notice of abandonment, the Charterers shall thereupon forthwith pay to the Mortgagee (in its capacity as loss payee) such amount as the Mortgagee shall specify in writing to the Charterers to be equal to the amount whereby the Minimum Insured Value (calculated as at the date for payment by the Charterers) exceeds the amount of insurance proceeds or compensation moneys (if any) actually received by the Owners (or the Mortgagee as their assignee or loss payee) prior to such payment by the Charterers.

45.4 For the purposes of this Charter:

        45.4.1 an actual total loss of the Vessel shall be deemed to have occurred at the actual date and time the Vessel was lost but, in the event of the date of the loss being unknown, then the actual total loss shall be deemed to have occurred on the date on which the Vessel was last reported;

        45.4.2 a constructive total loss shall be deemed to have occurred at the date and time notice of abandonment of the Vessel is given to the insurers of the Vessel for the time being (hereinafter called the "Insurers") (provided a claim for such constructive total loss is admitted by the Insurers) or, if the Insurers do not admit such a claim, at the date and time at which a constructive total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred and either the Owners or the Charterers shall have the right to determine whether or not a case has arisen for the giving of notice of abandonment and the Charterers are hereby irrevocably authorised by the Owners to give the same if it so determines. Each of the Owners and the Charterers, upon the request of the other, shall promptly execute such documents as may be required to enable the other to abandon the Vessel to the Insurers and/or claim a constructive total loss and shall give all possible assistance in pursuing the said claim;

        45.4.3 a compromised, agreed or arranged total loss shall be deemed to have occurred on the date of the relevant compromise, agreement or arrangement; and

        45.4.4 a Total Loss (a) as the result of capture, taking, seizure, restraint, detention, confiscation or expropriation occurring under the conditions of the "War Risks" policy of the Vessel or
                (b) Compulsory Acquisition shall be deemed to have occurred at the time admitted by the Insurers.

46   EVENTS OF DEFAULT

46.1 Each of (i) the following events, (ii) the events referred to in Clause 28 as they may pertain to the Charterers, shall be a "Event of Default" for the purposes of this Charter:-

        46.1.1 if any instalment of Charter Hire or any other sum payable by the Charterers under this Charter shall not be paid on its due date or (in the case only of sums expressed to be payable by the Charterers on demand within five (5) Banking Days following the date of demand therefore) and such failure to pay is not remedied within three (3) Banking Days of receipt by the Charterers of written notice from the Owners notifying the Charterers of such failure and requesting remedial action; or

        46.1.2 if either (a) the Charterers fail at any time to effect or maintain any insurances required to be effected and maintained under this Charter, or any insurer shall avoid or cancel any such insurances or the Charterers shall commit any breach of or make any misrepresentation in respect of any such insurances the result of which is to entitle the relevant insurer to avoid the policy or otherwise to be excused or released from all or any of its liability thereunder to the Owners (unless, prior to the relevant insurer exercising any such right, he expressly and irrevocably waives the breach or misrepresentation in question), or (b) any of the said insurances shall cease for any reason whatsoever to be in full force and effect for any reason not attributable to or beyond the control of the Charterers (or their representatives); or

        46.1.3 if there is a breach of the Charterers' representations and warranties in Clause 43; or

        46.1.4 if the Charterers shall at any time fail to perform or observe any of their obligations under (i) this Charter (including, without limitation, the undertakings set out in Clause 44), and such failure to perform or observe any such obligation is not (if capable of being remedied) remedied within fourteen (14) days of the occurrence of the relevant breach, or (ii) the Multipartite Agreement, (iii) the Sellers Credit Agreement or
                (iv) the Co-Ordination Agreement; or

        46.1.5 if (i) the Guarantee shall cease to be valid and/or in full force and effect, (ii) the Guarantor shall breach any of its obligations, undertakings, covenants, representations and/or warranties set out in the Guarantee or (iii) the Guarantor shall be in breach of or in default under any other financing agreement by which it is bound (provided that any payment default shall be in respect of an amount greater than USD 5,000,000); or

        46.1.6 if the Manager ceases to be the manager of the Vessel or the Ship Management Agreement is repudiated, terminated or substantially amended without the prior consent of the Owners; or

        46.1.7 if a petition shall be presented (and not withdrawn or stayed within fourteen (14) days or not contested in good faith by instigating appropriate legal action on a bona fide basis) or an order shall be made or an effective resolution shall be passed for the administration or winding-up of the Charterers (other than for the purpose of a reconstruction of amalgamation during and after which the Charterers remain solvent, the terms of which have been previously approved in writing by the Owners which approval shall not be unreasonably withheld) or if an encumbrance shall take possession or an administrative or other receiver shall be appointed of the whole or any substantial part of the property, undertaking or assets of the Charterers, or if an administrator of the Charterers shall be appointed (and, in any such case, such possession is not given up or such appointment is not withdrawn within fourteen (14) days) or if the Charterers shall otherwise have to abandon independent control of any part of its business or operations; or

        46.1.8 if the Charterers shall stop payments generally or shall be unable to pay the debts, or shall admit in writing the inability to pay their debts, as they become due or shall otherwise become or be adjudicated insolvent; or

        46.1.9 if the Charterers shall declare or apply to any court or other tribunal for a moratorium or suspension of payments with respect to all or a substantial part of their debts or liabilities and which, in the Owners' reasonable opinion, makes it likely that the Charterers will not be able to fulfil its obligations hereunder in full; or

        46.1.10 if any consent, authorization, licence or approval necessary for this Charter to be or remain the valid and legally binding obligation of the Charterers, or to enable the Charterers to perform their obligations hereunder, shall be materially adversely modified or is not granted or is revoked, suspended, withdrawn or terminated or expires and is not renewed (provided that the occurrence of such circumstances shall not give rise to an Event of Default if the same are remedied within thirty (30) days of the date of their occurrence); or

        46.1.11 if  the   Charterers   shall   (in  a  single  or  a  series  of
                transactions) dispose of a material part of its business or assets or cease to be engaged in the chartering of the Vessel and /or cease to conduct such business as is required in order for the Charterers to fulfil their obligations under this Charter or as otherwise contemplated herein; or

        46.1.12 if any of the circumstances referred to in any of Clauses 46.1.7 -- 46.1.11 shall occur with respect to the Guarantor or Guarantee (as the case may be) or in the respect to any of the Collateral Charters or the Collateral Charterers (as the case may be); or

        46.1.13 if the Sellers' Credit ceases for any reason to be available to the Owners (other than because the Seller's Credit has been fully consumed) or the Seller's Credit Agreement ceases to be valid and in full force.

47   OWNERS' RIGHTS ON TERMINATION

47.1 At any time after an Event of Default shall have occurred and be continuing, the Owners may, by notice to the Charterers immediately, or on such date as the Owners shall specify, terminate the chartering by the Charterers of the Vessel under this Charter, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15.

47.2 On or at any time after termination of the chartering by the Charterers of the Vessel pursuant to Clauses 46 and/or 47 hereof the Owners shall be entitled (without prejudice to the Charterers obligations under Clauses 15, 29 or 50 hereof) to retake possession of the Vessel.

47.3 If the Owners pursuant to Clause 47.1 hereof give notice to terminate the chartering by the Charterers of the Vessel, the Charterers shall pay to the Owners on the date of such termination (the "Termination Date") or such later date as the Owners shall specify:

        47.3.1 all Charter Hire due and payable, but unpaid, under this Charter to (and including) the Termination Date together with interest accrued thereon pursuant to Clause 38.6 hereof from the due date for payment thereof to the Termination Date; and

        47.3.2 any sums, other than Charter Hire, due and payable, but unpaid, under this Charter together with interest accrued thereon pursuant to Clause 38.6 to the Termination Date.

        47.3.3 all costs, expenses, damages and losses incurred by the Owners and recoverable by law as a consequence of this Charter having terminated prior to the expiry of the agreed Charter Period (including, but not limited to, loss of charter hire income, all expenses incurred in recovering possession of, and in moving, laying-up, insuring and maintaining the Vessel and in carrying out any works or modifications required to cause the Vessel to conform with the provisions of Clauses 15, 29 and 50 hereof and all financing break funding costs incurred in relation to any early termination of any interest rate swap transaction entered into by the Owners in connection with the financing of the Vessel).

47.4 Without prejudice to any other rights, claims or remedies of the Owners whatsoever, in respect of any amount due to the Owners under Clause 47 hereof interest pursuant to Clause 38.6 hereof shall accrue before and after any relevant judgment or any wind ingup of the Charterers from the Termination Date to the date of the Owners' actual receipt thereof.

47.5 Following termination of the chartering of the Vessel hereunder pursuant to Clause 47.1 hereof the Charterers (i) shall continue to comply with their obligations under this Charter until the Vessel is redelivered to the Owners in accordance with Clauses 15 and 50 hereof and (ii) shall pay, or reimburse, to the Owners on demand all Losses suffered by the Owners in connection with such termination together with interest thereon pursuant to Clause 38.6 hereof from the date on which the relevant Loss was suffered by the Owners until the date of payment or reimbursement thereof (both before and after any relevant judgment or winding up of the Charterers) pursuant to this Clause 47.

48   REFERENCE TO EXPERT

48.1 In the event that the parties cannot agree on the scope or timing or implementation of any repairs, maintenance to or of the Vessel necessary to meet the requirements of this Charter, the matter shall be referred to a mutually acceptable and independent ship operator with experience from the product carrier operations and segments or, failing agreement within a period of fourteen (14) days, such person as shall be nominated from time to time by the President of Nordisk Skibsrederforening who, acting as an expert, shall be asked to determine the scope or timing of implementation of the works in question in accordance with the standards herein defined. The decision shall be final and binding upon the parties. The costs incurred to obtain the expert's decision, shall be borne equally by the parties.

49   OWNERS' COVENANT

49.1 The Owners hereby covenant and undertake that so long as they shall not have commenced exercising any of their rights under or pursuant to Clause 47 hereof neither the Charterers nor any permitted sub-charterers shall be disturbed or interfered with in their quiet and peaceful use, possession and enjoyment of the Vessel (except as expressly provided for herein).

50   REDELIVERY

50.1 The Off-hire Survey referred to in Clause 7 hereof shall take place at the port of redelivery hereunder at or about the time of redelivery (the "Redelivery Date"). Without prejudice to the provisions of Clause 15 hereof, the Vessel shall be redelivered by the Charterers:

        50.1.1 With her class with Det norske Veritas maintained without any conditions or recommendations, free of average damage affecting the Vessel's class, and with her classification, trading, national and international certificates the Vessel had when she was delivered under the Charter, valid and un-extended without conditions or recommendation falling due for a minimum of six - 6 - months beyond the time of redelivery, and with minimum CAP 2 requirements, Hull, Machinery and Equipment. The CAP certificates issued are to be less than 18 months old at the time of redelivery.

        50.1.2 In the same or as good structure, state, condition and class as that in which she was deemed delivered under Clause 6 above, fair wear and tear not affecting class excepted.

        50.1.3 With clean swept, washed down dried up holds free from residues of previous cargoes.

        50.1.4 With all such spare parts and other equipment (including, without limitation, cargo handling equipment, fork lift truck, if any, lashing equipment, etc.) she had at the time of delivery under this Charter as per the mutually agreed list, fair wear and tear excepted.

        50.1.5 Immediately prior to redelivery a class surveyor shall have surveyed the Vessel's hull and decide which damages and indents that are not acceptable according to class regulation. If a condition of class is given, this shall be remedied immediately while the Vessel is still on hire or the parties shall agree to a lump sum (to include applicable Charter Hire due to such repair) to be paid by the Charterers to the Owners whereby the responsibility is taken over by the Owners to repair the damage unless the parties mutually agree to another solution.

        50.1.6 Without prejudice to the foregoing, the Charterers shall, if requested to do so by the Owners, assign to the Owners at the redelivery all and any such rights as they may have under the Charterers' insurances for the Vessel in respect of damage to the Vessel, whether or not then known other than any rights to be reimbursed by any insurers for costs previously incurred by the Charterers.

        50.1.7 The Charterers shall provide the Owners with reasonable, written notice in advance so that the Owner may dispatch one or more representatives to attend all dry dockings of the Vessel throughout the Charter Period and upon request furnish the Owners with relevant plans and programs for the ensuing dry docking. In relation to the last dry docking prior to redelivery the Owners shall be entitled to suggest remedies or actions in respect of the dry docking and be consulted during the preparatory stages. The under water hull shall be smooth, well painted and have sufficient anti-fouling for the remainder of a normal docking period (ref. box 18) from the date of such docking.

        50.1.8 The Owners shall, during a period of up to thirty (30) days prior to the Redelivery Date, be entitled at their own risk and expense, to place representatives on board the Vessel for familiarisation purposes, subject to signing of standard indemnity letter.

        50.1.9 Without prejudice to the generality of the provisions of Clause 7, any inspection of the Vessel carried out pursuant thereto, may include an under-water inspection of the Vessel provided that the same shall be carried out during such time as she is in port (such inspection not to interfere with or interrupt the trading of the Vessel). Such under-water inspection shall be carried out by a class-approved diver in liaison with a class surveyor and the principles set out in Standard NSF 93 clause in relation thereto.

        50.1.10 Prior to redelivery of the Vessel to the Owners the Charterers shall, upon the request of the Owners, and free of charge deliver print-outs and data surveys of inventory, equipment and consumables on board the Vessel. Upon the Owners' request the Charterers shall deliver to the Owners all drawings and/or specifications in their possession relating to the Vessel.

        50.1.11 Upon redelivery the Charterers may, upon the request of the Owners' or in the Charterers' option, take ashore equipment with the Charterers' logo or name on it subject to substituting such equipment with corresponding equipment of at least equal numbers and quality, unless, in the Owners' option, a lump sum compensation is agreed.

        50.1.12 Prior to redelivery a Protocol of Redelivery shall be prepared jointly by the parties addressing relevant issues of the Off-hire Survey in comparison with the On-Hire Survey and listing specifically any leased or hired equipments.

        50.1.13 The Owners shall purchase unused fuel oils, lubricating oils and unbroached chemicals as per the Charterers net contracts prices evidenced by invoices.

        50.1.14 As soon as practically possible after redelivery of the Vessel hereunder, the Owners at its cost shall remove the Vessel's name and the Charterers' funnel markings and logos on the hull (if any).

51   COMMUNICATIONS

     Except as otherwise expressly provided for in this Charter, all notices or other communications under or in respect of this Charter to either party hereto shall be in writing and shall be made or given to such party at the address, telex number or facsimile number appearing below (or at such other address, telex number or facsimile number as such party may hereafter specify for such purposes to the other by notice in writing):-

        51.1.1  In the case of the Owners:

        Partankers III AS
        c/o Pareto Management AS Dronning Maudsgate 3 P.O.
        Box 1396 Vika
        N-0114 Oslo, Norway
        Att: Mr. Peter Wallace
        Telephone No.: +47 22 87 87 00
        Telefax No.:  .: +47 22 87 87 00

        51.1.2  In the case of the Charterers

        Parnis Shipping Company Limited
        c/o Top Tanker Management Inc.
        109-111 Messogion Ave.
        Athens, 115 26 Greece
        Att: Mr Andreas Louka
        Telephone No.: +30 210 69 78000
        Telefax No.:   +30 210 69 15668

     A written notice includes a notice by facsimile and shall be deemed given upon appropriate acknowledgement by the addressee's receiving equipment, or by e-mail if actually replied to. A notice received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place.

51.1 All communications and documents delivered pursuant to or otherwise relating to this Charter shall either be in English or accompanied by a certified English translation.

52   MISCELLEANOUS

52.1 In case of any conflict or discrepancy between the printed part and the rider clauses of this Charter, the latter shall prevail.


For and on behalf of the Owners              For and on behalf of the Charterers


 /s/ Peter W. Wallace                         /s/ Andreas Louka
--------------------------------             -----------------------------------
Peter W. Wallance                            Andreas Louka
Attorney-in-fact                             Attorney-in-fact